ARTICLES OF INCORPORATION OF
                  CREATIVE RECYCLING TECHNOLOGIES, INC.

                              ARTICLE ONE

     The name of the corporation is Creative Recycling Technologies, Inc.

                              ARTICLE TWO

     The corporation is organized for profit pursuant to the provisions of the Georgia Business Corporation Code, and may engage in all business permitted by applicable law.

                              ARTICLE THREE

     3.1     The corporation has the authority to issue not more than:

(a) Fifty Million (50,000,000) shares of Class A common voting stock of no par value per share;

(b) Two Million (2,000,000) shares of Class B common voting stock of no par value per share;

(c) Ten Million (10,000,000) shares of preferred stock no par value ("Preferred Stock") which may be issued in series by the Board of Directors as hereinafter provided.

     3.2 The shares of all classes of common stock shall be equally entitled to receive the net assets of the corporation upon dissolution and shall have unlimited voting rights, provided, however that each share of Class A common stock shall only be entitled to one (1) vote on each matter voted upon by the shareholders and each share of Class B common stock shall be entitled to forty (40) votes on each matter voted upon by the shareholders; and further provided, however, that in the event there is outstanding any Class B common stock, the holders thereof shall have the exclusive right to elect the following number of total directors: (a) if there are an even number of total directors, one-half of the total number of directors plus one; (b) if there are an odd number of directors, one-half of the total number of directors plus one-half. Each class of common stock shall be entitled to receive distributions from time to time, from legally available funds, as determined by the Board of Directors.

     3.3 Shares of Preferred Stock may be issued from time to time in one or more series. Preferred Stock shall have voting rights, no voting rights, or such special voting rights as the Board of Directors may fix and determine in issuing such stock, and shall have rights to receive cumulative, non-cumulative, or partially cumulative dividends as the Board of Directors may fix and determine in issuing such stock. Before any shares of Preferred Stock of any particular series shall be issued, the Board of Directors shall fix and determine and is hereby expressly empowered to fix and determine, in the manner provided by law, the following provisions of the shares of such series:

(a) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

(b) the rate of dividend payable on shares of such series, the times of payment of the dividends, whether dividends shall be cumulative, conditions upon which and the date from which such dividends shall be accumulated on all shares of such series, and whether arrearages on the payment of dividends will bear interest;

(c) the time or times when and the price or prices at which shares of such series shall be redeemable and the purchase, retirement or sinking fund provisions, if any, for the purchase or the redemption of such shares;

(d) the amount payable on shares of such series in the event of any voluntary or involuntary liquidation, which shall not be deemed to include the merger or consolidation of the corporation or a sale, lease, or conveyance of all or part of the assets of the corporation;

(e) the rights, if any, of the holders of shares of such series to convert such shares into, or exchange such series for, shares of common stock or shares of any other series of Preferred Stock and the terms and conditions of such conversion or exchange; and

(f) the voting rights of shares of such series or absence thereof and the extent of such voting rights, if any.

3.4 The Corporation designates twenty (20) shares of its Preferred Stock as Series A Convertible Preferred Stock (the "Series A Preferred Stock"), stated value $25,000 per share, with the following rights, preferences, and limitations:

(a) Number. The number of shares constituting the Series A Preferred Stock shall be twenty (20).

(b) Dividends. Holders of the Series A Preferred Stock shall not be entitled to receive dividends.

(c) Redemption. The Series A Preferred Stock shall be redeemable by the Corporation twelve (12) months after issuance (the "Redemption Date") for $25,000 per share.

(d) Liquidation Rights. In the event of any voluntary or involuntary liquidations, dissolution, or winding up of the Corporation, the holders of Series A Preferred Stock shall be entitled to receive from the assets of the Corporation $25,000 per share, which shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of common stock or any other class of equity securities in connection with such liquidation, dissolution, or winding up. Each share of Series A Preferred Stock shall rank on a parity with each other share of Series A Preferred Stock, with respect to the respective preferential amounts fixed for such series payable upon any distribution of assets by way of liquidation, dissolution, or winding up of the Corporation. After the payment or the setting apart of payment to the holders of Series A Preferred Stock of the preferential amount so payable to them, the holders of common shares shall be entitled to receive all remaining assets of the Corporation. The Corporation covenants and agrees that so long as the Series A Preferred Stock is outstanding, the Corporation shall not issue any equity securities with a liquidation preference senior to the Series A Preferred Stock.

(e) Voting Rights. The holders of the Series A Preferred Stock shall be entitled to vote with the holders of the Class A Common Stock. The holder of each share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Class A Common Stock into which such share of Series A Preferred Stock could be converted at the record date for determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, such votes to be counted together with all other shares of the Corporation having general voting power and not separately as a class. Except as otherwise provided by law or provided herein, the holders of the Series A Preferred Stock shall not be entitled to vote separately as a class.

(f) Conversion Rights. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

i) Right to Convert. Each share of Series A Preferred Stock shall be convertible without the payment of any additional consideration by the holder thereof and, at the option of the holder thereof, at any time following the expiration of the Restrictive Period, as herein defined below. The Restrictive Period shall be a period of forty-five (45) days following the date of issuance of the Series A Preferred Stock, which date shall be the same as the Closing Date as that term is defined in the Subscription Agreement by and between the Corporation and the holder thereof (the "Subscription Agreement"). Each share of Series A Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Class A Common Stock as will be determined by dividing the amount of $25,000 by the Conversion Price. The Conversion Price is defined as the lesser of (i) the closing bid price of the Corporation's Class A Common Stock on the date of signing of the Subscription Agreement (the "Signing Date," as defined in the Subscription Agreement) or (ii) sixty percent (60%) of the average closing bid price for a period of three (3) trading days immediately preceding the date of conversion. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as provided below.

ii) Mechanics of Conversion. Before any holder of the Series A Preferred Stock shall be entitled to convert the same into shares of Class A Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock and shall give written notice (the "Notice of Conversion") to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, but not later than 5 days, issue and deliver at such office to such holder of the Series A Preferred Stock a certificate or certificates for the number of shares of Class A Common Stock to which he shall be entitled. The conversion date on the Notice of Conversion submitted to the Corporation shall be the date of conversion; however, if the Corporation does not receive the Notice of Conversion from the holder within five (5) business days of the conversion date on the Notice of Conversion, the date of conversion shall be deemed to have been the date on which the Corporation received the Notice of Conversion. The person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on such date.

iii) Fractional Shares. In lieu of any fractional shares to which the holder of Series A Preferred Stock would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair value of one share of Class A Common Stock as determined by the board of directors of the Corporation. The number of whole shares issuable to each holder upon such conversion shall be determined on the basis of the number of shares of Class A Common Stock issuable upon conversion of the total number of shares of Series A Preferred Stock of each holder at the time of converting into Class A Common Stock.

iv) Adjustment of Conversion Price. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

(1) If the Corporation shall issue any Class A Common Stock other than "Excluded Stock," as defined below, for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Class A Common Stock (excluding stock dividends, subdivisions, split-ups, combinations, dividends, or recapitalizations which are covered by subsections (f)(iv)(3), (4), (5) and (6) below), then, and in each such case, the Conversion Price in effect immediately after each such issuance shall forthwith (except as provided in this subparagraph
(f)(iv) be adjusted to a price equal to the quotient obtained by
dividing: (AA)   an amount equal to the sum of  (xx) the total number of
shares of Class A Common Stock outstanding (including any shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock, or deemed to have been issued pursuant to subdivision (c)(ii),
(iii) and (iv) of this clause (1) but excluding shares issuable upon the exercise of outstanding options or warrants otherwise deemed to be
outstanding  pursuant to  subdivision (c)(i) of this clause (1)   )
immediately prior to such issuance multiplied by the Conversion Price in effect immediately prior to such issuance, plus (yy) the consideration received by the Corporation upon such issuance, by (BB) the total number of shares of Class A Common Stock outstanding (including any shares of Class A Common Stock issuable upon conversion of the Series A Preferred Stock or deemed to have been issued pursuant to subdivision (c)(ii), (iii), and (iv) of this clause (1) but excluding shares issuable upon the exercise of outstanding options or warrants otherwise deemed to be outstanding pursuant to subdivision (c)(i) of
this clause (1)   ) immediately after the issuance of such Class  A
Common Stock. Except to the limited extent provided for in clauses
(c)(iii) and (c)(iv) below, no adjustment of any Conversion Price pursuant to this subsection (f)(iv)(1) shall have the effect of increasing such Conversion Price above the Conversion Price in effect immediately prior to such adjustment. For the purposes of this subsection
(f)(iv)(1), the following provisions shall be applicable:

(a) In the case of the issuance of Class A Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting any discounts or commissions paid or incurred by the Corporation in connection with the issuance and sale thereof.

(b) In the case of the issuance of Class A Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the board of directors of the Corporation, in accordance with generally accepted accounting treatment; PROVIDED, HOWEVER, that if, at the time of such determination, the Corporation's Class A Common Stock is traded in the over-the-counter market or on a national or regional securities exchange, such fair market value as determined by the board of directors of the Corporation shall not exceed the aggregate "Current Market Price" (as defined below) of the shares of Class A Common Stock being issued.

(c) In the case of the issuance of (i) options to purchase or rights to subscribe for Class A Common Stock (other than Excluded Stock), (ii) securities by their terms convertible into or exchangeable for Class A Common Stock (other than Excluded Stock), or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities (other than Excluded Stock):

(i) the aggregate maximum number of shares of Class A Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Class A Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in clauses (a) and (b) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Class A Common Stock covered thereby;

(ii) the aggregate maximum number of shares of Class A Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in clauses (a) and (b) above);

(iii) upon any change in the number of shares of Class A Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or upon any change in the minimum purchase price of such options, rights, or securities, other than a change resulting from the anti-dilution provisions of such options, rights, or securities, the Conversion Price shall forthwith be recomputed to reflect such change; and

(iv) on the expiration date of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or right related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Class A Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be.

(2)   "Excluded Stock" shall mean:

(a) all shares of Class A Common Stock issued and outstanding on the date this document is filed with the Georgia Secretary of State;

(b) all shares of Series A Preferred Stock and the Class A Common Stock into which such shares are convertible;

(c) any shares reissued after repurchase by the Corporation from officers, employees, directors, or consultants upon termination of services as provided by the terms of stock repurchase agreements approved by the board of directors provided such shares are reissued to officers, employees, directors, or consultants pursuant to approval by the board of directors of the Corporation; and

(d) all shares of Class A Common Stock issued or issuable in connection with capital asset leases or borrowings for the acquisition of capital assets pursuant to approval by the board of directors of the Corporation.

(3) If the number of shares of Class A Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Class A Common Stock or by a subdivision or split-up of shares of Class A Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Class A Common Stock issuable on conversion of any shares of the Series A Preferred Stock shall be increased in proportion to such increase of outstanding shares.

(4) If the number of shares of Class A Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Class A Common Stock, then, on the effective date of such combination, the Conversion Price of the Series A Preferred Stock shall be appropriately increased so that the number of shares of Class A Common Stock issuable on conversion of any shares of the Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(5) In case the Corporation shall declare a cash dividend upon its Class A Common Stock payable otherwise than out of retained earnings or shall distribute to holders of its Class A Common Stock shares of its capital stock (other than Class A Common Stock), stock, or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Class A Common Stock or other securities of the Corporation convertible into or exchangeable for Class A Common Stock), then, in each such case, the holders of shares of the Series A Preferred Stock shall concurrent with the distribution to holders of Class A Common Stock, receive a like distribution based upon the number of shares of Class A Common Stock into which such Series A Preferred Stock is then convertible.

(6) In case, at any time after the date hereof, of any capital reorganization or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Class A Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of the Corporation, the shares of Series A Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale, or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale, or other disposition he had converted his shares of such Series A Preferred Stock into Class A Common stock. The provisions of this clause (6) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, or other dispositions.

(7) All calculations under this subparagraph (f) shall be made to the nearest whole cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(8)   For the purpose of any computation pursuant to this subparagraph
(f)(iv), the "Current Market Price" at any date of one share of Class A Common Stock shall be deemed to be the average of the highest reported bid and the lowest reported offer prices on the preceding business day as furnished by the National Quotation Bureau, Incorporated (or equivalent recognized source of quotations); PROVIDED, HOWEVER, that if the Class A Common Stock is not traded in such manner that the quotations referred to in this clause (viii) are available for the period required hereunder, Current Market Price shall be determined in good faith by the board of directors of the Corporation, but if challenged by the holders of more than 50% of the outstanding Series A Preferred Stock, then as determined by an independent appraiser selected by the board of directors of the Corporation, the cost of such appraisal to be borne equally by the Corporation and the challenging parties.

v) Minimal Adjustments. No adjustment in the Conversion Price need be made if such adjustment would result in a change in the Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Conversion Price.

vi) No Impairment. The Corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this subparagraph (f) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Preferred Stock against impairment.

vii) Certificate as to Adjustment. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this subparagraph (f), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the acts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments,
(ii) the Conversion Rate of such series at the time in effect, and (iii) the number of shares of Class A Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Series A Preferred Stock.

viii) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose.

ix) No Reissuance of Converted Shares. No shares of Series A Preferred Stock which have been converted into Class A Common Stock after the original issuance thereof shall ever again be reissued and all such shares so converted shall upon such conversion cease to be a part of the authorized shares of the Corporation.

x) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any rights to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock at least twenty (20) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right, and the amount and character of such dividend, distribution, or right.

xi)   Notices. Any notice required by the provisions of this subparagraph
(f) to be given to holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

(g) Reacquired Shares. Any shares of Series A Preferred Stock acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof and may not be reissued.

(h) Rank. The Series A Preferred Stock shall rank, with respect to the distribution of assets, senior to any and all other series of any other class of Preferred Stock.

(i) Amendment. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences, or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Series A Preferred Stock, voting together as a single class.

(j) Protective Provisions. In addition to any other rights provided by law, so long as shares of Series A Preferred Stock shall be outstanding, the Corporation shall not, without obtaining the vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock:

i) amend or repeal any provision of, or add any provision to, the Corporation's Articles of Incorporation or bylaws if such action would materially alter or change the rights, preferences, privileges, or powers of, or the restrictions provided for the benefit of, the Series A
Preferred Stock;

ii) authorize or issue any class or series of equity securities having any preference or priority as to voting or distribution of assets upon liquidation, merger or otherwise which is superior to or on a parity with any such preference or priority of the Series A Preferred Stock; or

iii) apply any of its assets to the redemption, retirement, purchase, or acquisition, directly or indirectly, of any shares of any class or series of common stock, except pursuant to subparagraph (d) and except from employees, advisors, officers, directors, and consultants of, and persons performing services for, this Corporation or its subsidiaries on terms approved by the board of directors upon termination of employment or association.

(k) Equity Securities. "Equity Securities" shall mean securities of any class of stock, whether preferred or common, and any debt securities which are convertible into security of any class of stock, whether preferred or common.

3.5 The Corporation designates twelve thousand (12,000) shares of its Preferred Stock as Series C Preferred Stock (the "Series B Preferred Stock"), stated value $15.00 per share, with the following rights, preferences, and limitations:

(a) Number. The number of shares constituting the Series B Preferred Stock shall be twelve thousand (12,000).

(b) Dividends. The holders of Series B Preferred Stock will be entitled to receive, out of assets legally available for such purpose, before any distributions shall be declared, paid, or set aside, or any other distribution shall be declared or made, upon any other shares of capital stock of the Corporation, distributions in shares of the Series B Preferred Stock of the Corporation at the rate of 11.5% per annum on the stated value of $15.00 per share, or $1.725 per share per annum. Such dividend shall be paid on or before the 30th day after the last day of the fiscal year with respect to which such distribution shall be payable commencing with the fiscal year ending June 30, 1997, such dividends to accrue from the date of first issuance. If any distributions payable on any share of Series B Preferred Stock shall not be paid for any reason, the right of the holders of such shares of Series B Preferred Stock to receive payment of such distribution shall not accumulate. Holders of shares of Series B Preferred Stock are not entitled to any dividend, whether payable in cash, property, or stock, in excess of these dividends.

(c) Redemption. The Series B Preferred Stock shall not be redeemable by the Corporation.

(d) Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of Series B Preferred Stock shall be entitled to from the assets of the Corporation $15.00 per share, which shall be paid or set apart for payment after the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Series A Preferred Stock, but before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of common stock or any other class of equity securities in connection with such liquidation, dissolution, or winding up. Each share of Series B Preferred Stock shall rank on a parity with each other share of Series B Preferred Stock, with respect to the respective preferential amounts fixed for such series payable upon any distribution of assets by way of liquidation, dissolution, or winding up of the Corporation. After the payment or the setting apart of payment to the holders of Series B Preferred Stock of the preferential amount so payable to them, the holders of common shares shall be entitled to receive all remaining assets of the Corporation. The Corporation covenants and agrees that so long as the Series B Preferred Stock is outstanding, the Corporation shall not issue any equity securities with a liquidation preference senior to the Series B Preferred Stock.

(e) Voting Rights. The holders of the Series B Preferred Stock shall be entitled to vote with the holders of the Class A Common Stock. The holder of each share of Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of Class A Common Stock into which such share of Series B Preferred Stock could be converted at the record date for determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, such votes to be counted together with all other shares of the Corporation having general voting power and not separately as a class. Except as otherwise provided by law or provided herein, the holders of the Series B Preferred Stock shall not be entitled to vote separately as a class.

(f) Conversion Rights. The holders of the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

i) Right to Convert. Each share of Series B Preferred Stock shall be convertible without the payment of any additional consideration by the holder thereof and, at the option of the holder thereof, at any time into such number of fully paid and nonassessable shares of Class A Common Stock as will be determined by dividing the amount of $15.00 by the Conversion Price of $1.50 per share. The Conversion Price of the Series B Preferred Stock shall be subject to adjustment from time to time as provided below.

ii) Mechanics of Conversion. Before any holder of the Series B Preferred Stock shall be entitled to convert the same into shares of Class A Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock and shall give written notice (the "Notice of Conversion") to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, but not later than 5 days, issue and deliver at such office to such holder of the Series B Preferred Stock a certificate or certificates for the number of shares of Class A Common Stock to which he shall be entitled. The conversion date on the Notice of Conversion submitted to the Corporation shall be the date of conversion; however, if the Corporation does not receive the Notice of Conversion from the holder within five (5) business days of the conversion date on the Notice of Conversion, the date of conversion shall be deemed to have been the date on which the Corporation received the Notice of Conversion. The person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on such date.

iii) Fractional Shares. In lieu of any fractional shares to which the holder of Series B Preferred Stock would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair value of one share of Class A Common Stock as determined by the board of directors of the Corporation. The number of whole shares issuable to each holder upon such conversion shall be determined on the basis of the number of shares of Class A Common Stock issuable upon conversion of the total number of shares of Series B Preferred Stock of each holder at the time of converting into Class A Common Stock.

iv) Adjustment of Conversion Price. The Conversion Price of the Series B Preferred Stock shall be subject to adjustment from time to time as follows:

(1) If the number of shares of Class A Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Class A Common Stock or by a subdivision or split-up of shares of Class A Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price of the Series B Preferred Stock shall be appropriately decreased so that the number of shares of Class A Common Stock issuable on conversion of any shares of the Series B Preferred Stock shall be increased in proportion to such increase of outstanding shares.

(2) If the number of shares of Class A Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Class A Common Stock, then, on the effective date of such combination, the Conversion Price of the Series B Preferred Stock shall be appropriately increased so that the number of shares of Class A Common Stock issuable on conversion of any shares of the Series B Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(3) In case, at any time after the date hereof, of any capital reorganization or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Class A Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of the Corporation, the shares of Series B Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale, or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale, or other disposition he had converted his shares of such Series B Preferred Stock into Class A Common stock. The provisions of this clause (3) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, or other dispositions.

(4) All calculations under this subparagraph (f) shall be made to the nearest whole cent or to the nearest one hundredth ( 1/100) of a share, as the case may be.

v) Minimal Adjustments. No adjustment in the Conversion Price need be made if such adjustment would result in a change in the Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Conversion Price.

vi) No Impairment. The Corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this subparagraph (f) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series B Preferred Stock against impairment.

vii) Certificate as to Adjustment. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this subparagraph (f), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the acts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments,
(ii) the Conversion Rate of such series at the time in effect, and (iii) the number of shares of Class A Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Series B Preferred Stock.

viii) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose.

ix) No Reissuance of Converted Shares. No shares of Series B Preferred Stock which have been converted into Class A Common Stock after the original issuance thereof shall ever again be reissued and all such shares so converted shall upon such conversion cease to be a part of the authorized shares of the Corporation.

x) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any rights to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right, the Corporation shall mail to each holder of Series B Preferred Stock at least twenty (20) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right, and the amount and character of such dividend, distribution, or right.

xi)   Notices. Any notice required by the provisions of this subparagraph
(f) to be given to holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

(g) Registration Rights. If the Corporation shall at any time propose the registration under the Securities Act of 1933 of an offering of its equity securities, the Corporation shall give written notice of its intention as promptly as practicable of such proposed registration to each and every holder of Series B Preferred Stock. The Corporation shall use its best effort to cause the registration of the shares of Class A Common Stock issued or issuable upon conversion of the Series B Preferred Stock (the "Conversion Shares") owned by the holder as the holder shall request to be included, upon the same terms (including the method of distribution), in any such offering; provided, however, that:

i) the Corporation shall not be required to give notice or include such Conversion Shares in any registration if the proposed registration is (A) a registration of a stock option or compensation plan or of securities issued or issuable pursuant to any such plan or (B) a registration of securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with another corporation;

ii) the Corporation may, without the consent of the holders of the Series B Preferred Stock, withdraw such registration statement and abandon the proposed offering in which the holder had requested to participate; and

iii) the registration rights set forth in this subparagraph (g) shall be applicable to all Conversion Shares owned by the holder; and

iv) notwithstanding the foregoing, if the offering of the securities pursuant to such registration statement is to be made by or through underwriters, the Corporation shall not be required to include Conversion Shares therein if and to the extent that the underwriter managing the offering reasonably believes in good faith that such inclusion would materially adversely affect such offering. The number of Conversion Shares to be included in the registration statement shall be reduced as follows: the number of shares of Class A Common Stock held by holders and by other shareholders of the Corporation pursuant to other piggyback registration rights ("Additional Holders") shall be reduced pro rata among the holders and the Additional Holders in accordance with the number of shares of Class A Common Stock entitled to be registered pursuant to piggyback registration rights by such holders and Additional Holders.

v) Terms and Conditions of Registration Rights. The registration rights of the holder pursuant to this subparagraph (g) are subject to the following additional terms and conditions:

(1) The holder shall provide the Corporation with such information with respect to the Conversion Shares to be sold, the plans for the proposed disposition thereof and such other information as shall, in the opinion of counsel for the Corporation, be necessary to enable the Corporation to include in such registration statement all material facts required to be disclosed with respect to the holder.

(2) All expenses incurred by the Corporation in connection with any registration requested under this subparagraph (g) will be paid by the Corporation. Such expenses include, but are not limited to, printing expenses (including for such number of registration statements, prospectuses, and other filed material as the holder shall reasonably request), "blue sky" fees and expenses, and fees and disbursements of counsel and accountants for the Corporation, except that in any such requested registration, the holder shall pay the fees and disbursements of its counsel and any underwriting discounts and commissions with respect to such holder's Conversion Shares.

(3) The Corporation will take all necessary action that may be required in qualifying or registering the Conversion Shares included in a registration statement, for offering and sale under the securities or blue sky laws of such states as are requested by the holders of such securities.

(h) Reacquired Shares. Any shares of Series B Preferred Stock acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof and may not be reissued.

(i) Rank. The Series B Preferred Stock shall rank, with respect to the distribution of assets, junior to the Series A Preferred Stock, but senior to any and all other series of any other class of Preferred Stock.

(j) Amendment. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences, or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Series B Preferred Stock, voting together as a single class.

(k) Protective Provisions. In addition to any other rights provided by law, so long as shares of Series B Preferred Stock shall be outstanding, the Corporation shall not, without obtaining the vote or written consent of the holders of a majority of the outstanding shares of Series B Preferred Stock:

i) amend or repeal any provision of, or add any provision to, the Corporation's Articles of Incorporation bylaws if such action would materially alter or change the rights, preferences, privileges, or powers of, or the restrictions provided for the benefit of, the Series B
Preferred Stock;

ii) authorize or issue any class or series of equity securities having any preference or priority as to voting or distribution of assets upon liquidation, merger or otherwise which is superior to or on a parity with any such preference or priority of the Series B Preferred Stock; or

iii) apply any of its assets to the redemption, retirement, purchase, or acquisition, directly or indirectly, of any shares of any class or series of common stock, except pursuant to subparagraph (d) and except from employees, advisors, officers, directors, and consultants of, and persons performing services for, this Corporation or its subsidiaries on terms approved by the board of directors upon termination of employment or association.

(l) Equity Securities. "Equity Securities" shall mean securities of any class of stock, whether preferred or common, and any debt securities which are convertible into security of any class of stock, whether preferred or common.

3.6 The Corporation designates twelve (12) shares of its Preferred Stock as Series C Convertible Preferred Stock (the "Series C Preferred Stock"), stated value $50,000 per share, with the following rights, preferences, and limitations:

(a) Number. The number of shares constituting the Series C Preferred Stock shall be 12.

(b) Dividend. Holders of the Series C Preferred Stock shall not be entitled to receive dividends.

(c) Redemption. The Series C Preferred Stock shall be redeemable by the Company any time after issuance (the "Redemption Date") for $50,000 per share.

(d) Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series C Convertible Preferred Stock shall be entitled to receive from the assets of the Corporation $50,000 per share, all of which shall be paid or set apart for payment after the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Series A Preferred Stock or Series B Convertible Preferred Stock, but before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of common stock or any other class of equity security in connection with such liquidation, dissolution or winding up. Each share of Series C Convertible Preferred Stock shall rank on a parity with each other share of Series C Convertible Preferred Stock, with respect to the respective preferential amounts fixed for such series payable upon any distribution of assets by way of liquidation, dissolution, or winding up of the Corporation. After the payment or setting apart of payment to the holders of Series C Convertible Preferred Stock of the preferential amount so payable to them, the holders of common shares shall be entitled to receive all remaining assets of the Corporation, except as qualified in Article Three of the Articles of Incorporation of the Corporation. The Corporation covenants and agrees that so long as the Series C Convertible Preferred Stock is outstanding, the Corporation shall not issue any equity security with a liquidation preference senior to the Series C Convertible Preferred Stock.

(e) Voting Rights. The holders of Series C Preferred Stock shad not be entitled to vote with the holders of common stock or separately as a class.

(f) Conversion Rights. The holders of the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights):

i) Right to Convert. Each share of Series B Preferred Stock shall be convertible without the payment of any additional consideration by the holder thereof and, at the option of the holder thereof, at any time following 45 days from the date of issuance of Preferred Stock, which date shall be the same as the Closing Date as that term is deemed in the Securities Purchase Agreement by and between the Company and the holder hereof (the "Agreements"). Each share of Preferred Stock shall be convertible into such number of fu1ly paid and nonassessable shares of Common Stock as will be determined by dividing the amount of $50,000 by the Conversion Price. The Conversion Price is equal to the closing bid price on the conversion date. For the purposes of this paragraph, the closing bid price of common stock shall be the closing bid price as reported by the National Association of Securities Dealers, Inc. Small Cap or National Markets, or the closing bid price in the over-the-counter market or, in the event the common stock is listed on a stock exchange, the closing bid price on such exchange as reported in The Wall Street Joumal. The Conversion Price of the Series C Preferred Stock shall be subject to adjustment from time to time as provided below.

ii) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock and shall give written notice (the "Notice of Conversions") to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, but not later than 5 days, issue and deliver at such office to such holder of Preferred Stock a certificate or certificates for the number of shares of Common Stock to which he shall be entitled. The conversion date on the Notice of Conversion submitted to the Company shall be the date of conversion, however, if the Company does not receive the Notice of Conversion from the holder hereof within 5 business days of the conversion date on the Notice of Conversion, the date of conversion shall be deemed to have been the date on which the Company received the Notice of Conversion. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

iii) Fractional Shares. In lieu of any fractional shares to which the holder of Preferred Stock would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock as determined by the board of directors of the Corporation. The number of whole shares issuable to each holder upon such conversion shall be determined on the basis of the number of shares of Common Stock issuable upon conversion of the total number of shares of Preferred Stock of each holder at the time converting into Common Stock.

iv) Adjustment of Conversion Price. The Conversion Price of each series of Preferred Stock shall be subject to adjustment from time to time as follows:

(1) If the Corporation shall issue any Common Stock other than "Excluded Stock," as defined below, for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Common Stock (excluding stock dividends, subdivisions, split-ups, combinations, dividends or recapitalizations which are covered by
subparagraphs (f)(iv)(3), (4), (5) and (6)   ), then, and in each such
case, the Conversion Price in effect immediately after each such issuance
shall forthwith (except as provided in this subparagraph (f)(iv)   ) be
adjusted to a price equal to the quotient obtained by dividing

(a)   an amount equal to the sum of

(i) the total number of shares of Common Stock By (including any shares of Common Stock issuable upon conversion of the Preferred Stock, or deemed to have been issued pursuant to subdivision (c)(i)(ii), (iii) and
(iv) of subdivision (2) below but excluding shares issuable upon the exercise of outstanding options or warrants otherwise deemed to be outstanding pursuant to subdivision (c)(i) of clause (2) below) immediately prior to such issuance multiplied by the Conversion Price in effect immediately prior to such issuance, plus

(ii) the consideration received by the Corporation upon such issuance, by

(b) the total number of shares of Common Stock outstanding (including any shares of Common Stock issuable upon conversion of the Preferred Stock or deemed to have been issued pursuant to subdivision (c)(ii),
(iii) and (iv) of clause (2) below but excluding shares issuable upon the exercise of outstanding options or warrants otherwise deemed to be outstanding pursuant to subdivision (c)(i) of clause (2) below) immediate after the issuance of such Common Stock.

(2)   Except to the limited extent provided for in clauses (c)(iii) and
(c)(iv) below, no adjustment of any Conversion Price pursuant to subparagraph (f)(iv)(1) shall have the effect of increasing such Conversion Price above the Conversion Price in effect immediately prior to such adjustment. For the purposes of subparagraph (f)(iv)(1), the following provisions shall be applicable:

(a) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting any discounts or commissions paid or incurred by the Corporation in connection with the issuance and sale thereof.

(b) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the board of directors of the Corporation, in accordance with generally accepted accounting treatment: provided, however, that if, at the time of such determination, the Corporation's Common Stock is traded in the over-the-counter market or on a national or regional securities exchange, such fair market value as determined by the board of directors of the Corporation shall not exceed the aggregate "Current Market Price" (as defined below) of the shares of Common Stock being issued.

(c) In the case of the issuance of (i) options to purchase or rights to subscribe for Common Stock (other than Excluded Stock), (ii) securities by their terms convertible into or exchangeable for Common Stock (other than Excluded Stock), or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities (other than Excluded Stock):

(i) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in clauses (a) and (b) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

(ii) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in clauses (a) and (b) above);

(iii) upon any change in the number of shares of Common Stock deliverable upon exercise of a. such options or rights or conversion of or exchange for such convertible or exchangeable securities, or upon any change in the minimum purchase price of such options, rights or securities, other than a change resulting from the antidilution provisions of such options, rights or securities, the Conversion Price shall forthwith be recomputed to reflect such change; and

(iv) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common Stock (and convertible or exchangeable sock which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be.

(3)   "Excluded Stock" shall mean:

(a) all shares of Common Stock issued and outstanding on the date document is filed with the Colorado Secretary of State;

(b) all shares of Series B Preferred Stock and the Common Stock into which such shares are convertible;

(c) any shares reissued after repurchase by the Corporation from officers. Employees,. Directors, or consultants upon termination of services as provided by the terms of stock repurchase agreements approved by the Board of Directors provided such shares are reissued to officers, employees, directors or consultants pursuant to approval by the Board of Directors of the Corporation; and

(d) all shares of Common Stock issued or issuable in connection with capital asset leases or borrowings for the acquisition of capital assets pursuant to approval by the Board of Directors of the Corporation.

(4) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price of a series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of such series of Preferred Stock shall be increased in proportion to such increase of outstanding shares.

(5) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, them on the effective date of such combination, the Conversion Price of a series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of a series of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(6) In case the Corporation shall declare a cash dividend upon its Common Stock payable otherwise than out of retained earnings or shall distribute to holders of its Common Stock shares of its capital stocks (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock), then, in each such case, the holders of shares of a series of Preferred Stock shall, concurrent with the distribution to bolder of Common Stock, receive a like distribution based upon the number of shares of Common Stock into which such shares of Preferred Stock is then convertible.

(7) In case any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of the Corporation the shares of a series of Preferred Stock shall after such reorganization, reclassification, consolidation, merger, sale or other disposition be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition he had converted his shares of such series of Preferred Stock into Common Stock. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, merges, sales or other dispositions.

(8) All calculations under this subparagraph (f) shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(9)   For the purpose of any computation pursuant to this subparagraph
(f)(iv), the "Current Market Price" at any date of one share of Common Stock, shall be deemed to be the average of the highest reported bid and the lowest reported offer prices on the preceding business day as furnished by the National Quotation Bureau. Incorporated (or equivalent recognized source of quotations); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this clause (9) are available for the period required hereunder, Current Market Price shall be determined in good faith by the board of directors of the Corporation, but if challenged by the holders of more than 50% of the outstanding Preferred Stock then as determined by an independent appraiser selected by the board of directors of the Corporation, the cost of such appraisal to be borne equally by the Corporation and the challenging parties.

ii) Minimal Adjustments. No adjustment in the Conversion Price need be made if such adjustment would result in a change in the Conversion Price of less than $0.01 Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumlative basis, amounts to an adjustment of $0.01 or more in the Conversion Price.

iii) No Impairment. The Corporation will not through any reorganization recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this subparagraph (f) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

iv) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this subparagraph (f), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate of such series at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Preferred Stock.

v) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times eserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting he conversion of the shares of Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its consul, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

vi) No Reissuance of Converted Shares. No shares of Preferred Stock which have been converted into Common Stock after the original issuance thereof shall ever again be reissued and all such shares so converted shall upon such conversion cease to be a part of the authorized shares of the Corporation

vii) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right, the Corporation shall mail to each holder of Preferred Stock: at least twenty (20) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right, and the amount ant character of such divided, distribution or right.

viii)   Notices. Any notice required by provisions of this subparagraph
(f) to be given to holders of shares of Preferred Stock shall be deemed given if deposited in United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

(g) Reacquired Shares. Any shares of Series C Preferred Stock acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof and may not be reissued.

(h) Rank. The Series C Preferred Stock shall rank, with respect to the distribution of assets, junior to the Series A Preferred Stock and the Series B Preferred Stock, but senior to any and all other series of any other class of Preferred Stock;

(i) Protective Provisions. In addition to any other rights provided by law, so long as shares of Series B Preferred Stock shall be outstanding, the Corporation shall not, without obtaining the vote or written consent of the holders of a majority of the outstanding shares of Preferred
Stock:

i) amend or repeal any provision of, or add any provision to, the Corporation's Articles of InCorporation or bylaws if such action would materially altar or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Stock:

ii) authorize or issue any class or series of equity securities having any preference or priority as to voting, dividends or distribution of assets upon liquidation, merger or otherwise which is superior to or on a parity with any such preference or priority of the Preferred Stock;

iii) declare or pay a dividend on any shares of Common Stock or other shares of capital stock of the Corporation which are junior to the Preferred Stock in liquidation preference if any Preferred dividends for the then current fiscal year remains unpaid; or

iv) apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, of any shares of any class or series of Common Stock, except pursuant to subparagraph (d) and except from employees, advisors, officers, directors and consultants of, and persons performing services for, this Corporation or its subsidiaries on terms approved by the board of directors upon termination of employment or association.

(j) Equity Security. "Equity Security" shall mean a security of any class of stock, whether preferred or common, and any debt security which is convertible into a security of any class of stock, whether preferred or common.

3.7 The Corporation designates five hundred thousand (500,000) shares of its Preferred Stock as Series D Convertible Preferred Stock (the "Series D Preferred Stock"), stated value $2.50 per share, with the following rights, preferences, and limitations:

(a) Number. The corporation shall have the authority to issue not more than 500,000 shares of Series D Preferred Stock at the discretion of the Board of Directors.

(b) Dividends. Shares of Series D Preferred Stock shall not be entitled to receive any dividends.

(c) Liquidation Rights. The Series D Preferred Stock shall be entitled to $2.50 per share upon the liquidation, dissolution, or winding-up of the affairs of the Company in preference to all classes of Class A Common Stock and any junior class of preferred stock, but is not entitled to participate in the assets or profits of the Company beyond its liquidation preference. The Company may not create a class of Preferred Stock which has a preference in liquidation which is senior in priority to the Series D Preferred Stock without the prior consent of the holders of the Series D Preferred Stock.

(d) Optional Redemption. The Company may redeem the Series D Preferred Stock at any time, in whole or in part, at the option of the Company for cash at the redemption price of $2.50 per share. In the event the Company shall redeem shares of Series D Preferred Stock for cash, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Company. Each such notice shall state: (1) the redemption date; (2) the number of shares of Series D Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Company in providing money for the payment of the redemption price) said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the redemption price, as the case may be) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the redemption price as aforesaid. If less than all the outstanding shares of the Series D Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Company from outstanding shares of Series D Preferred Stock not previously called for redemption by lot or pro rata or in such other manner as the Board of Directors of the Company may determine. A new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.
No failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to the holder to whom the Company has failed to mail such notice or except as to the holder whose notice was defective.

(e) Mandatory Redemption. The Company will not consolidate or merge into or transfer all or substantially all of its assets to any person unless all outstanding shares of Series D Preferred Stock shall have been called for redemption for cash in accordance with the provisions hereof or unless: (i) the person is a corporation organized under the laws of the United States of America, any State or the District of Columbia, and (ii) the successor corporation assumes all of the Company's obligations in respect of the Series D Preferred Stock.

(f) Conversion. The shares of Series D Preferred Stock shall be convertible at the principle office of the Company, and at such other place or places, if any, as the Board of Directors of the Company may designate, into fully paid and non-assessable shares (calculated as to each conversion to the nearest l/100th of a share) of Class A Common Stock. The number of shares of common stock issuable upon conversion of each share of the Series D Preferred Stock shall be equal to $2.50 divided by the conversion price in effect at the time of conversion determined as hereinafter provided. The price at which shares of Common Stock shall be delivered upon conversion (the "Conversion Price") shall be initially $0.0125 per share of Common Stock; provided, however, that such Conversion Price shall be subject to adjustment from time to time in certain instances as hereinafter provided. No payment or adjustment shall be made in respect of dividends on the Class A Common Stock upon conversion of shares of the Series D Preferred Stock. If the Company calls any shares of the Series D Preferred Stock for redemption, such right of conversion shall cease and terminate, as to the shares designated for redemption, at the close of business on the redemption date, unless the Company defaults in the payment of the redemption price. No fractional shares of Class A Common Stock will be issued, and instead the number of shares of Class A Common Stock to be issued on conversion of Series D Preferred Stock will, to the extent necessary, be rounded up to the nearest whole number of shares.

i) Before any holder of shares of the Series D Preferred Stock shall be entitled to convert the same into Class A Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed to the Company or in blank, at the principle office of the Company or at such other place or places, if any, as the Board of Directors of the Company has designated, and shall give written notice to the Company at said office or place that it elects to convey the same and shall state in writing therein the name or names (with addresses) in which it wishes the certificate or certificates for Class A Common Stock to be issued. The Company will, as soon as practicable thereafter, issue and deliver at said office or place to such holder of shares of the Series D Preferred Stock, or to its nominee or nominees, certificates for the number of full shares of Class A Common Stock to which it shall be entitled as aforesaid. Shares of the Series D Preferred Stock shall be deemed to have been converted as of the close of business on the date of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the Class A Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock as of the close of business on such date.

ii) The Conversion Price in effect at any time shall be subject to adjustment as follows:

(1) In case the Company shall (A) declare a dividend on its Class A Common Stock in shares of Class A Common Stock, (B) subdivide its outstanding shares of Class A Common Stock, (C) combine its outstanding shares of Class A Common Stock into a smaller number of shares, or (D) issue by reclassification of its Class A Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) any shares of its capital stock, the Conversion Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any share of the Series D Preferred Stock surrendered for conversion after such time shall be entitled to receive the kind and amount of shares which it would have owned or have been entitled to receive had such share of the Series D Preferred Stock been converted immediately prior to such time. Such adjustment shall be made successively whenever any event listed above shall occur.

(2) In case the Company shall distribute to all holders of its Class A Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness or assets (excluding dividends or other distributions paid out of earned surplus), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Class A Common Stock on the date fixed for such determination less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive and described in a Board Resolution of the Company filed with the Company) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Class A Common Stock and the denominator shall be such Current Market Price per share of the Class A Common Stock on the date fixed for such determination, such adjustment to become effective immediately prior to the opening of business of the day following the date fixed for the determination of stockholders entitled to receive such distribution.

(3) For the purpose of any computation under clause (2) above, the "Current Market Price" on any date shall be deemed to be the average of the daily closing prices per share of Class A Common Stock for 20 consecutive business days selected by the Company commencing 35 business days before such date. The closing price for each day shall be the last sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case on the New York Stock Exchange, or, if the Class A Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading or, if it is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Sealers, Inc., selected from time to time by the Company for that purpose.

(4) All calculations under this subparagraph (ii) shall be made to the nearest cent or the nearest l/100th of a share, as the case may be.

iii) In case of any consolidation or merger of the Company with or into any other corporation (other than a consolidation or merger in which the Company is the continuing corporation), or in case of any sale or transfer of all or substantially all of the assets of the Company, the holder of each share of Series D Preferred Stock shall after such consolidation, merger, sale or transfer have the right to convert such share of the Series D Preferred Stock into the kind and amount of shares of stock and other securities and property which such holder would have been entitled to receive upon such consolidation, merger, sale or transfer if he had held the Class A Common Stock issuable upon the conversion of such share of the Series D Preferred Stock immediately prior to such consolidation, merger, sale or transfer.

iv) In the event that at any time, as a result of an adjustment made pursuant to subparagraph (ii) above, the holder of any share of Series D Preferred Stock surrendered for conversion shall become entitled to receive any securities other than shares of Class A Common Stock, thereafter the amount of such other securities so receivable upon conversion of any share of the Series D Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Class A Common Stock contained in paragraphs (i) to (iii), inclusive, above, and the provisions of this subparagraph (f) with respect to the Class A Common Stock shall apply on like terms to any such other securities.

v) No adjustment in the Conversion Price shall be required unless such adjustment would require a change of at least l % in such price;
provided, however, that any adjustments which by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

vi)   Whenever the Conversion Price is adjustable as herein provided:

(1) the Company shall promptly file with corporate books of the Company a certificate of the treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, including a statement of the consideration received or to be received by the Company for any shares of Class A Common Stock issued or deemed to have been issued; and

(2) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price, and within ten (10) business days after it is required, said notice shall be mailed to all holders of Series D Preferred Stock determined as of the date the notice was first required, and upon the mailing of such notice no other notice need be given of that adjustment in the Conversion Price.

vii) The Company will at all times reserve, keep available and be prepared to issue, free from any preemptive rights, out of its authorized but unissued Class A Common Stock, solely for the purpose of effecting conversion of the Series D Preferred Stock, the full number of shares of Class A Common Stock then issuable upon the conversion of all outstanding Series D Preferred Stock. The Company shall from time to time, in accordance with the laws of the State of Georgia, endeavor to amend its Articles of Incorporation to increase the authorized amount of its Class A Common Stock if at any time the authorized amount of its Class A Common Stock remaining unissued shall be not sufficient to permit the conversion of all Series D Preferred Stock. The Company shall, if any shares of Class A Common Stock required to be reserved for issuance upon conversion of Series D Preferred Stock pursuant to this subparagraph (f) require registration with or approval of any governmental authority under any Federal or state law before such shares may be issued upon such conversion, endeavor to cause such shares to be so registered or approved as expeditiously as possible.

viii) The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Class A Common Stock on conversion of shares of the Series D Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or transfer and delivery of shares of Class A Common Stock in a name other than that in which the shares of the Series D Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or has established to the satisfaction of the Company that such tax has been paid.

(g) Voting Rights. The holders of Series D Preferred Stock shall be entitled to elect two directors at all annual meetings of the shareholders of the Company.

                            ARTICLE FOUR

     The initial registered office of the corporation is located at 2300 Northlake Centre Drive, Suite 200, Tucker, Georgia 30084. The initial registered agent of the corporation at its registered office is Robert J. Mottern.

                            ARTICLE FIVE

The name and address of the incorporator is: Robert J. Mottern, Mottern, Fisher & Rosenthal, P.C., 2300 Northlake Centre Drive, Suite 200, Tucker, Georgia 30084.

                            ARTICLE SIX

     The mailing address of the initial principal office of the corporation is 3500 Parkway Lane, Suite 435, Norcross, Georgia 30092.

                           ARTICLE SEVEN

     7.1 A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation, (ii) for acts or omissions which involve intentional misconduct of a knowing violation of law, (iii) of the types set forth in O.C.G.A. 14-2-832, or (iv) for any transaction from which the director derived an improper personal benefit.

     7.2 Any repeal or modification of the provisions of this Article by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation with respect to any act or omission occuring prior to the effective date of such repeal or modification.

     7.3 If the Georgia Business Corporation Code is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in additona to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Georgia Business Corporation Code.

     7.4 In the event that any of the provisions of this Article (including within a single sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

     IN WITNESS WHEREOF, the undersigned executes these Articles of Incorporation this 8th day of April, 1998.



                               /s/ Robert J. Mottern
                               Robert J. Mottern, Incorporator